UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 28, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


                     Calpine Announces Settlement with CFTC

     (SAN JOSE, CALIF.) /PRNEWSWIRE - First Call/ Jan. 28, 2004 - Calpine Corporation [NYSE:CPN] today announced that its wholly owned subsidiary, Calpine Energy Services, L.P. (CES), has concluded a settlement with the Commodity Futures Trading Commission (CFTC). The settlement is related to the CFTC's finding of inaccurate reporting of certain natural gas trading information by one former CES employee during 2001 and 2002. Neither Calpine nor CES benefited from the trader's conduct. Under the terms of the agreement, CES agreed to pay a civil monetary penalty in the amount of $1.5 million without admitting or denying the findings in the CFTC's order.

     Calpine Corporation is the leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  January 29, 2004